Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements and consolidated financial statement schedule of Blue Nile, Inc. (the “Company”), and the effectiveness of the Company’s internal control over financial reporting dated February 28, 2011, appearing in the Annual Report on Form 10-K of the Company for the year ended January 2, 2011.

/s/ Deloitte & Touche LLP
Seattle,Washington
February 28, 2011